                                                                    EXHIBIT 10.4

                         FIRST AMENDMENT AND SUPPLEMENT
                        TO TERMINATION BENEFITS AGREEMENT

            This First Amendment and Supplement to Termination Benefits Agreement dated as of April 30, 2004 (this "Amendment and Supplement"), amends and supplements that certain Termination Benefits Agreement made and entered into as of December 22, 2003 (the "Agreement") by and between American Commercial Lines LLC (the "Company") and its affiliates American Commercial Barge Line LLC ("ACBL"), American Commercial Lines International LLC ("ACLI") and Jeffboat LLC ("Jeffboat"), and W. Norb Whitlock ("Employee").

                                    RECITALS

            A. Employee currently serves as Senior Vice President of Operations of ACBL.

            B. The Company desires for Employee to serve as its President and Chief Operating Officer, and Employee desires to serve the Company in such positions.

            C. The Company also desires Employee to serve as a member of its Board of Managers.

            D. The Company, ACBL, ACLI and Jeffboat and Employee desire to amend and supplement the terms of the Agreement and to continue their relationship under the Agreement as modified by the provisions of this Amendment and Supplement.

                                    AMENDMENT

            In consideration of the foregoing, the mutual covenants herein contained and the mutual benefits herein provided, the Company, ACBL, ACLI, and Jeffboat, and Employee hereby agree to amend and supplement the Agreement as follows:

            1. Effective April 30, 2004, Employee shall serve as the Company's President and Chief Operating Officer and shall not continue to serve as Senior Vice President of Operations of ACBL. Employee's employment with ACBL shall continue to be on an at-will basis, which means either ACBL or Employee may terminate the employment relationship at any time for any reason.

            2. Effective April 30, 2004, Employee accepts his appointment as a member of the Board of Managers of the Company pursuant to the Unanimous Written Consent of the Board of Managers of American Commercial Lines LLC dated as of April 15, 2004.

            3. Effective April 30, 2004, ACBL shall increase Employee's base salary to Two Hundred Thirty-Five Thousand ($235,000) on an annualized basis. ACBL shall have the right to review the base salary periodically to determine, at the discretion of ACBL, whether the base salary should be adjusted and, if so, the amount of such adjustment and the time at which the adjustment should take effect.

            4. Employee shall be entitled to participate in any incentive bonus plan or program which the Company or ACBL may adopt or implement specifically for Employee from time to time during Employee's service as the Company's President and Chief Operating Officer. The initial incentive bonus program under which Employee shall be eligible to earn an incentive bonus totaling up to one hundred percent (100%) of Employee's base salary is as follows:

            If during the year ending December 31, 2004, the Company and its subsidiaries achieve the consolidated EBITDA financial targets that have been set by the Company, which EBITDA targets are set forth on the schedule attached to this Amendment and Supplement as Schedule 4, then the Company agrees to pay Employee a lump sum bonus in the gross amount of Two Hundred Thirty-Five Thousand Dollars ($235,000). Employee must be employed with the Company or one of its subsidiaries through December 31, 2004, to be eligible to earn and receive such incentive bonus. The bonus, if earned, shall be payable by January 31, 2005. In the event the Company and its subsidiaries achieve certain, but not all, of the consolidated EBITDA targets, the Company in its sole discretion may, but is not obligated to, pay a portion of the incentive bonus to Employee. The foregoing incentive bonus for the year ending December 31, 2004, is in lieu of and supersedes any other incentive bonus program for Employee for the year ending December 31, 2004.

            5. Section 5(a) of the Agreement is amended in its entirety to read as follows:

            (a) without Employee's written consent, the reassignment by the Company or an Affiliate, other than for Cause, of Employee to any position or duties which constitute a substantial reduction of Employee's duties or status with the Company or an Affiliate as such duties or status existed as of immediately prior to Employee being named the President and Chief Operating Officer of the Company and which does not represent a promotion from the position Employee held as of immediately prior to Employee being named President and Chief Operating Officer of the Company;

            6. Section 5(b) of the Agreement is amended in its entirety to read as follows:

            (b) without Employee's written consent, a reduction by the Company or an Affiliate, other than for Cause, in Employee's base salary from the level of such base salary as of immediately prior to Employee being named the Company's President and Chief Operating Officer;

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

            7. Except as specifically amended or supplemented by this Amendment and Supplement, all of the provisions of the Agreement shall remain unchanged and continue in full force and effect.

            8. This Amendment and Supplement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties have executed this Amendment and Supplement as of the date first above written.

AMERICAN COMMERCIAL LINES LLC                      EMPLOYEE

By: /s/ Lisa L. Fleming                            /s/ W. Norb Whitlock
    -----------------------------------------      ---------------------------
Printed Name: Lisa L. Fleming                      W. Norb Whitlock
Title: Sr. Vice President Law & Administration


AMERICAN COMMERCIAL BARGE
LINE LLC

By: /s/ Lisa L. Fleming
    -----------------------------------------

Printed Name: Lisa L. Fleming

Title: Sr. Vice President Law & Administration


AMERICAN COMMERCIAL LINES
INTERNATIONAL LLC

By: /s/ Lisa L. Fleming
    -----------------------------------------

Printed Name: Lisa L. Fleming

Title: Sr. Vice President Law & Administration


JEFFBOAT LLC

By: /s/ Lisa L. Fleming
    -----------------------------------------

Printed Name: Lisa L. Fleming

Title: Sr. Vice President Law & Administration

                                   Schedule 4

                        EBITDA FINANCIAL TARGETS FOR 2004

           COMPANY               ANNUAL EBITDA TARGET
------------------------------   --------------------
American Commercial Barge Line      $  54,165,000

American Commercial Terminals       $   1,330,000

Louisiana Dock Company              $  12,834,000

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